UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

Astrotech Corporation
 (Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 Gemini Street, Houston, Texas	77058
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 558-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment Chief Financial Officer

Effective July 21, 2009, the Board of Directors of Astrotech Corporation (the “Company”) appointed John Porter as the new Chief Financial Officer. Mr. Porter, a Senior Vice President of the Company, has been serving as the Interim Chief Financial Officer since the resignation of Brian K. Harrington on June 4, 2009.

The Company has not entered into an employment agreement with Mr. Porter.

Prior to joining the Company in October 2008, Mr. Porter co-founded Arabella Securities, an investment firm that specialized in providing trading services and equity research on small-cap companies to institutional investors, in January 2004. Previous to that time, Mr. Porter served as a Director of Business Development for Luminex Corporation (NASDAQ:LMNX) and as an analyst in the global equity research division of Salomon Smith Barney.

On July 31, 2009, the Company issued a press release announcing the appointment of Mr. Porter as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated July 31, 2009, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation
By:	/s/ Thomas B. Pickens, III
	Name:	Thomas B. Pickens, III
	Title:	Chairman of the Board and Chief Executive Officer

Date: August 4, 2009

EXHIBIT INDEX

Paper (P) or

Exhibit No.	Description	Electronic (E)

99.1	Press release, dated July 31, 2009, issued by Astrotech Corporation.	E